EXHIBIT 5
                           EXHIBIT 23a

                 Opinion and consent of Counsel

                         March 31, 1998

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia  30309-3610

          Re:  BellSouth Employee Stock Purchase Plan

Dear Sirs:

      With reference to the registration statement on Form S-8 (the "Registration Statement") which BellSouth Corporation (the "Company") proposes to file with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, registering 900,000 shares of Common Stock (par value $1.00 per share) of the Company (the "Shares") which are to be offered pursuant to the BellSouth Employee Stock Purchase Plan (the "Plan"), I am of the opinion that:

     (1) the Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

    (2) all proper corporate proceedings have been taken so that the Shares have been duly authorized and, upon issuance and payment therefor in accordance with the Plan and the offering and sale of Shares thereunder, will be legally issued, fully paid and non-assessable.

      I am a member of the bars of the States of Illinois, New York, and Ohio. The foregoing opinions are limited to the laws of the State of Georgia and the federal laws of the United States. I have relied upon opinions of counsel whom I deem competent as to matters of Georgia law. I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the
purpose   of   rendering  this  opinion.   I  have  assumed   the
authenticity of all documents submitted as originals and the conformity with the original documents of any copies of such documents submitted for examination.

      I hereby consent to any references to me contained in, and to the filing of this opinion with the Securities and Exchange
Commission in connection with, the Registration Statement.

                                             Very truly yours,

                                         /s/   Charles R. Morgan